Financial Crimes Enforcement Network
Department of the Treasury

MSB Registration Status Information

Date: 08/02/2021

The inclusion of a business on the MSB Registrant Search Web page is not a recommendation, certification of legitimacy, or endorsement of the business by any government agency.

The MSB Registrant Search Web page, which is updated on a weekly basis, contains entities that have registered as Money Services Businesses (MSBs) pursuant to the Bank Secrecy Act (BSA) regulations at 31 CFR 1022.380(a)-(f), administered by the Financial Crimes Enforcement Network (FinCEN).

Information contained on this site has been provided by the MSB registrant. FinCEN does not verify information submitted by the MSB. Information provided on this site reflects only what was provided directly to FinCEN. If an error or incomplete information is detected on this site, the registrant should follow the appropriate instructions for correcting a Registration of Money Services Business (RMSB) form.

MSB Registration Number: 31000194886600
Registration Type: Renewal
Legal Name: Terrio ,LLC
DBA Name:

Street Address: 3010 Haven Reserve
City: Milton
State: GEORGIA
Zip: 30004

MSB Activities:

Money transmitter, Provider of prepaid access

States of MSB Activities:

Alabama, Alaska, American Samoa, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District Of Columbia, Federated States Of Micronesia, Florida, Georgia, Guam, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Marshall Islands, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Northern Mariana Islands, Ohio, Oklahoma, Oregon, Palau, Pennsylvania, Puerto Rico, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virgin Islands, US, Virginia, Washington, West Virginia, Wisconsin, Wyoming

All States & Territories & Foreign Flag: All States/Territories

Number of Branches:
Authorized Signature Date: 07/28/2021
Received Date: 07/28/2021